Exhibit 5.1
                                                               October 20, 2004

Media Century International Limited               DIRECT LINE:      2842 9523
Room 3505-06, 35th Floor,                         E-MAIL:  cltan@cdp.bm
Edinburgh Tower,                                  OUR REF: TCL/958859/176166
The Landmark                                      YOUR REF:
15 Queen's Road, Central
Hong Kong, SAR

The persons set out in the Schedule attached hereto

Dear Sirs,

MEDIA CENTURY INTERNATIONAL LIMITED (THE "COMPANY")

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with the proposed offering by the Company of common shares in the Company (the "Shares"), par value US$0.10 per Share, held by them as described in the draft prospectus (the "Prospectus") contained in the Company's registration statement on Form F-1 (the "Registration Statement") to be filed with the United States Securities and Exchange Commission (the "Securities and Exchange Commission") on or about the date hereof under the United States Securities Act of 1933 (the "Securities Act").

For the purposes of giving this opinion, we have examined and relied upon the following documents:

(i) a copy of the Registration Statement;

(ii) a copy of the Prospectus; and

(iii) a copy of the Memorandum and Articles of Association of the Company.

We have also reviewed the share register and minutes of meetings of the directors of the Company held on August 1, 2002 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (i) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (ii) that the resolutions referred to herein are full and accurate records of resolutions passed at meetings duly convened and held in accordance with the articles of association of the Company and that such resolutions have not been amended or rescinded and are in full force and effect, (iii) the accuracy and completeness of all factual representations made in the documents reviewed by us, and (iv) the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of British Virgin Islands and is limited to and is given on the basis of the current law and practice in British Virgin Islands. Subject as mentioned below, this opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that :

     1. The authorized share capital of the Company consists of 500,000 common shares ("Common Shares") with a par value of $0.10 per share.

     2. When the Common Shares have been duly issued in accordance with the Registration Statement for the consideration named therein, such Common Shares will be legally and validly issued and will constitute fully paid and nonassessable share capital of the Company (meaning that no further sums are payable to the Company on the said shares).

     3. Each holder of Common Shares is entitled on a poll to one vote for each Common Share held on all matters submitted to a vote at a meeting of shareholders.

     4. All Common Shares rank pari passu with each other with respect to liquidation and dividend rights.

We hereby consent to the filing of this opinion as an Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Yours faithfully,



/s/ CONYERS DILL & PEARMAN


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                                    SCHEDULE

1. AU Pui Ling

2. CHEUNG Kin Wilson

3. CHEUNG Ting Kee

4. CHUNG Ka Yee

5. LI Ying Wah

6. LIU Yu

7. SO Lai Ming Liz

8. TANG So Yan Suzanne

9. TSAI Yiu Tong

10. WONG Lap Woon

11. WOO Chi Wai


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